EXHIBIT 99.1

PRESS RELEASE

Contact:	John Simmons, VP & CFO Stewart & Stevenson Services, Inc. 713-868-7700

FOR IMMEDIATE RELEASE

STEWART & STEVENSON ANNOUNCES FISCAL 2003 FOURTH
QUARTER EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – March 23, 2004 – Stewart & Stevenson Services, Inc. (NYSE: SVC), today announced plans to release its fiscal 2003 fourth quarter results on Monday, March 29, 2004 at 6:00 a.m. Eastern time.  In conjunction with the release, Stewart & Stevenson has scheduled a conference call, which will be broadcast live over the Internet, on Monday, March 29, 2004 at 10:00 a.m. Eastern time.

What:               Stewart & Stevenson Fourth Quarter Earnings Call

When:            Monday, March 29, 2004 at 10:00 Eastern time

How:                    Live via phone - By dialing 800-299-7635 or 617-786-2901 and using pass code 54257367 at least 10 minutes prior to the start time – OR live over the Internet by logging on to the web address below:

Where:         http://www.ssss.com

The call may be accessed on the home page of Stewart & Stevenson’s website under the heading “In the Spotlight”, or on the Investor Relations web page.

A telephonic replay of the conference call will be available through April 5, 2004 and may be accessed by dialing 888-286-8010 or 617-801-6888 and using pass code 80804509. An audio archive will also be available on the Stewart & Stevenson website at www.ssss.com (on the home page under the heading “In the Spotlight” or on the Investor Relations page) shortly after the call and will be accessible for approximately 12 months on the Investor Relations page.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including power generation, defense, airline, marine, petroleum and transportation.  For more information on Stewart & Stevenson visit www.ssss.com.

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